Exhibit 10.1

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT #1

TO

PROJECT RIDER #3

COLLABORATION AGREEMENT

This Amendment #1 (“Amendment #1”) is entered into effective as of the date of the final signature executing this Amendment #1 (“Amendment #1 Effective Date”), by and between Magenta Therapeutics, Inc. (“Magenta”) and National Marrow Donor Program d/b/a Be The Match Biotherapies (“BTMB”), (each a “Party” and collectively the “Parties”) as those Parties are defined in Attachment A, Project Rider #3, effective September 6, 2018 (collectively, the “Project Rider #3”).

WHEREAS, the Parties executed a Collaboration Agreement, effective November 10, 2017, and Project Rider #3, effective September 6, 2018; and

WHEREAS, the Parties agree to extend the term of the Project Rider #3.

NOW, THEREFORE, for the valuable consideration contained herein, and intending to be legally bound, Magenta and BTMB agree to the following amendment to be effective as of the Amendment #1 Effective Date as follows:

Amendment to Project Rider #3

1.	Delete the current term in Section D. Term of Project Rider #3 in its entirety and replace it with the following to read as follows:

“The term of this Rider shall commence on the Rider effective date set forth above and continue in effect through [***].”

This Amendment #1 is executed by individuals who are duly authorized to legally bind their respective parties as of the Amendment #1 Effective Date:

MAGENTA THERAPEUTICS, INC.		NATIONAL MARROW DONOR PROGRAM d/b/a BE THE MATCH BIOTHERAPIES

By:	/s/ Angelene Simonello	By:	/s/ Mary Frey
	Authorized Signature		Authorized Signature

	Angelene Simonello		Mary Frey
	(Typed/Printed Name)		(Typed/Printed Name)

Title:	VP Program Lead	Title:	Contracts & Procurement Director

Date:	8/26/19	Date:	8/21/19